FORM OF

PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND

Multiple Share Class Plan under the
Investment Company Act of 19401

Effective June ___, 2019

Principal Diversified Select Real Asset Fund (the “Fund”), a closed-end management investment company operated as an interval fund and managed by Principal Global Investors, LLC (the "Manager"), may from time to time issue one or more of the following classes of shares: Class A, Institutional Class, and Class Y shares. The classes offered by the Fund are set forth in the Fund’s registration statement as from time to time in effect. The differences in expenses among these classes of shares, and any applicable exchange features of each class of shares, are set forth below in this Plan. Except as noted below, incurred expenses are allocated among the classes of shares of the Fund based upon the net assets of the Fund attributable to shares of each class. This Plan is subject to change, to the extent permitted by law and by the Fund’s Agreement and Declaration of Trust and By-laws, by action of the Trustees of the Fund. Further, as used in this Plan, “Prospectus” shall mean the Fund’s prospectus(es) as from time to time in effect together with the Fund’s statement(s) of additional information as from time to time in effect.

CLASS A SHARES

DISTRIBUTION FEES
Class A shares pay distribution and/or service fees pursuant to a Distribution and Shareholder Services Plan (the “Shareholder Services Plan”) adopted by the A share class consistent with Rule 12b-1 under 1940 Act.2 The distribution and/or service fee rates payable by the A share class is set forth in the Shareholder Services Plan and in the Prospectus.

ADMINISTRATIVE SERVICE FEES
The Class A shares do not pay administrative service fees.

SERVICE FEES
The Class A shares do not pay service fees.

TRANSFER AGENCY FEES
Class A shares pay transfer agency fees pursuant to a Transfer Agency Agreement. The transfer agency fees payable by each share class are set forth in the Transfer Agency Agreement and in the Prospectus.

EXCHANGE FEATURES
Shareholders may exchange, in connection with the Fund’s periodic repurchase offers, shares of the Fund for shares of the same class of (i) registered open‑end investment companies or (ii) other registered closed‑end investment companies that comply with Rule 23c‑3 under the 1940 Act and continuously offer their shares at net asset value, that are in the Fund’s group of investment companies, as the Trustees may from time to time determine, as set forth in the Prospectus, and in compliance with the terms of the Exemptive Notice.

SALES CHARGES
Class A shares are subject to initial sales charges as described in the Prospectus. They are not subject to a contingent deferred sales charge (“CDSC”).

1 This Multiple Share Class Plan (the “Plan”) operates in a manner consistent with Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), which regulates the manner in which an open-end investment company may issue more than one class of voting stock. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 18f-3 as a condition of the Exemptive Notice (Release No. 33441) dated April 8, 2019 (the “Exemptive Notice”) and Exemptive Order (Release No. 33466) dated May 6, 2019 (the “Exemptive Order”) under the 1940 Act that permit the Fund to have multiple classes of voting stock.
2 The Shareholder Services Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of the Exemptive Notice and Exemptive Order under the 1940 Act that permit the Fund to have asset-based distribution fees.

INSTITUTIONAL CLASS SHARES

DISTRIBUTION FEES
The Institutional Class shares do not pay distribution fees.

ADMINISTRATIVE SERVICE FEES
The Institutional Class shares do not pay administrative service fees.

SERVICE FEES
The Institutional Class shares do not pay service fees.

TRANSFER AGENCY FEES
Institutional Class shares pay transfer agency fees pursuant to a Transfer Agency Agreement. The transfer agency fees payable by each share class are set forth in the Transfer Agency Agreement and in the Prospectus.

EXCHANGE FEATURES
Shareholders may exchange, in connection with the Fund’s periodic repurchase offers, shares of the Fund for shares of the same class of (i) registered open‑end investment companies or (ii) other registered closed‑end investment companies that comply with Rule 23c‑3 under the 1940 Act and continuously offer their shares at net asset value, that are in the Fund’s group of investment companies, as the Trustees may from time to time determine, as set forth in the Prospectus, and in compliance with the terms of the Exemptive Notice.

SALES CHARGES
The Institutional Class shares are offered at net asset value without an initial sales charge. They are not subject to a CDSC.

CLASS Y SHARES

DISTRIBUTION FEES
The Class Y shares do not pay distribution fees.

ADMINISTRATIVE SERVICE FEES
The Class Y shares do not pay administrative service fees.

SERVICE FEES
The Class Y shares do not pay service fees.

TRANSFER AGENCY FEES
Class Y shares pay transfer agency fees pursuant to a Transfer Agency Agreement. The transfer agency fees payable by each share class are set forth in the Transfer Agency Agreement and in the Prospectus.

EXCHANGE FEATURES
Shareholders may exchange, in connection with the Fund’s periodic repurchase offers, shares of the Fund for shares of the same class of (i) registered open‑end investment companies or (ii) other registered closed‑end investment companies that comply with Rule 23c‑3 under the 1940 Act and continuously offer their shares at net asset value, that are in the Fund’s group of investment companies, as the Trustees may from time to time determine, as set forth in the Prospectus, and in compliance with the terms of the Exemptive Notice.

SALES CHARGES
The Class Y shares are offered at net asset value without an initial sales charge. They are not subject to a CDSC.